Exhibit 99.1

       HERSHA HOSPITALITY TRUST

510 Walnut Street, 9th Floor
Philadelphia, PA 19016
www.hersha.com

HERSHA HOSPITALITY ANNOUNCES THIRD QUARTER 2010 RESULTS

-  Increased Consolidated Hotel EBITDA by 38.3% -
-  Consolidated Hotel RevPAR Improved 13.9% -
- Consolidated Hotel EBITDA Margins Improved 148 basis points to 39.3% -
- Manhattan Portfolio Margins Expanded 329 basis points to 47.2% -
-Increased 2010 Guidance Expectations -

Philadelphia, PA, November 4, 2010 -- Hersha Hospitality Trust (NYSE: HT), owner of select service and upscale hotels in major metropolitan markets, today announced results for the third quarter ended September 30, 2010.

Financial Results

For the third quarter ended September 30, 2010, net income applicable to common shareholders increased to $0.1 million, compared to a net loss of $(33.6) million for the comparable quarter of 2009.

Adjusted Funds from Operations (“AFFO”) in the third quarter was $20.7 million, compared to $14.1 million in the third quarter of 2009.  AFFO per diluted common share and limited partnership unit was $0.14 compared to $0.23 for the same quarter of 2009.  AFFO per share was impacted by an increase in the Company’s weighted average diluted share and OP Unit count to approximately 150.3 million in the third quarter of 2010 from approximately 60.6 million in the comparable quarter of 2009.

An explanation of Funds from Operations (“FFO”), AFFO, Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Hotel EBITDA, as well as reconciliations of FFO, AFFO and Adjusted EBITDA to net income or loss, the most directly comparable U.S. GAAP measures, is included at the end of this release.

Mr. Jay H. Shah, Hersha Hospitality’s Chief Executive Officer, stated, “During the third quarter, the market leverage from our urban-focused Northeast portfolio allowed us to outperform and to capitalize on the continued economic recovery in our core markets.  The recovery in these key urban markets continues to outpace the rest of the country and allows us to maintain high levels of occupancy throughout the portfolio.  These high levels of occupancy should allow our hotel operators to continue to focus on driving average daily rates leading to continued margin expansion.”

Mr. Shah continued, “Over the past year we have taken advantage of market dislocation and have enhanced our hotel portfolio with assets in the New York City and Washington D.C. markets.  While we will remain selective, attractive opportunities still exist in our target markets.  Our balance sheet and financial flexibility is stronger than it has ever been in the Company’s history, giving us the ability to pursue select acquisitions while also focusing on our disposition program.”

Operating Results

For the quarter ended September 30, 2010, revenue per available room (“RevPAR”) for the Company's consolidated hotels, 63 hotels compared to 56 hotels as of September 30, 2009, was up 13.9% to $109.45 compared to $96.07 in the prior year period.  The Company’s average daily rate (“ADR”) increased by 8.9% to $139.81 and occupancy increased by 346 basis points to 78.29% from 74.83%.

Hotel EBITDA for the Company’s consolidated hotels was $31.2 million for the quarter ended September 30, 2010 compared to $22.6 million for the same period in 2009.  Hotel EBITDA margins improved 148 basis points year over year during the third quarter of 2010 from approximately 37.8% to 39.3%. This was due primarily to ADR growth in the quarter, combined with effective asset management strategies and the addition of the Company’s newest hotel acquisitions in New York City and Washington D.C. completed subsequent to January 1, 2010.

On a same-store basis, REVPAR for Hersha’s consolidated hotels (56 hotels) for the quarter ended September 30, 2010 was up 6.4% to $103.10 compared to $96.87 in the prior year period. The Company’s ADR increased by 3.2% to $133.43 and occupancy increased by 232 basis points to 77.27% from 74.95%.

Same-store consolidated Hotel EBITDA for the quarter ended September 30, 2010 was $25.2 million compared to $23.3 million for the quarter ended September 30, 2009. The Company's same-store Hotel EBITDA margin increased 66 basis points to 38.1% in the third quarter of 2010 compared to 37.5% in the third quarter of 2009.

New York City

Including the acquisitions completed to date in 2010, the New York City portfolio, which includes the five boroughs, now consists of 13 consolidated hotels and accounts for approximately 20.0% of the Company’s consolidated hotel rooms. For the third quarter of 2010, the Company’s New York City portfolio of consolidated hotels realized a 12.1% growth in RevPAR to $171.94 driven by an 11.3% increase in ADR to $188.84 and a 62 basis point increase in occupancy to 91.05% from 90.43%.  During the same period, Hotel EBITDA margins for the New York City portfolio of consolidated hotels improved 362 basis points to 44.6% as a result of the Company’s revenue management strategies that focused on growing ADR, maintaining aggressive cost containment programs and the continuing stabilization of our newly acquired assets.

Hersha’s New York City portfolio of consolidated hotels includes four relatively new properties that are still ramping up their operations but were accretive to the Company’s results in the third quarter.  The Company acquired three properties in Times Square in February 2010 and the Holiday Inn Wall Street in May 2010.  All of these assets were newly constructed and opened at various times in 2009.  The Company’s New York City portfolio of consolidated hotels outperformed its same-store New York City portfolio (9 hotels), which management believes illustrates the strength of the assets acquired since January 1, 2010.  With the addition of these assets, the Company’s New York City portfolio of consolidated hotels has an average age of approximately two and a half years as of September 30, 2010.

During the third quarter, the Company’s same-store Manhattan-only portfolio (7 hotels) realized a 16.1% growth in RevPAR to $186.52, driven by a 12.3% increase in ADR to $202.24 and a 297 basis point increase in occupancy to 92.22%.  The strong levels of occupancy and ADR-driven growth resulted in an expansion of Hotel EBITDA margins by 329 basis points to 47.2%.

Financing

As of September 30, 2010, the Company had $115.7 million of borrowings on its $135.0 million committed line of credit, $34.7 million in cash and escrows and no debt maturities for the remainder of 2010.  Including the line of credit, approximately 81.5% of the Company’s consolidated debt is fixed or capped with a weighted average interest rate of 6.03% and a weighted average life to maturity of approximately 6 years.

Acquisitions

The Company purchased a 228 room Hampton Inn, Washington, D.C. for approximately $73.0 million, or $320,000 per key excluding closing costs in September 2010. The institutional grade hotel was constructed in 2005 and is the only Hampton Inn located in the District of Columbia. The Hampton Inn is centrally located on Massachusetts Avenue between Union Station and the White House, adjacent to the Washington, D.C. Convention Center complex and within walking distance of the National Mall.  With the acquisition of this hotel, Hersha owns seven hotels in the Washington, D.C. region.

Subsequent Events

The Company sold 28.75 million common shares in October 2010 for gross proceeds of approximately $166.8 million. The Company used the net proceeds of the offering to repay some of the outstanding indebtedness under its revolving line of credit, secured debt on several of its existing assets and intends to use the remainder for general corporate purposes and potential acquisitions.

The Company has finalized negotiating and documenting a new $250 million senior secured revolving credit facility, which would replace the Company’s current $135 million senior secured credit facility. The $250 million credit facility matures in three years and the Company may request an extension of the maturity date for an additional year.  Borrowings will bear interest at a rate determined by a leverage-based pricing grid. LIBOR loans will bear interest at LIBOR plus an applicable margin of either 350 or 375 basis points per year, subject to a LIBOR floor of 75 basis points per year.

Outlook for 2010

Based on its current outlook, the Company is increasing its expectations for the total consolidated portfolio for 2010 and is maintaining its previously communicated  expectations for the same-store consolidated assets as follows:

•	Total consolidated portfolio RevPAR for 2010 in the range of a 12.0% to 13.0% increase versus 2009, increased from its prior expectations of a 10.0% to 12.0% increase versus 2009.

•	Total portfolio Hotel EBITDA margin improvement of 200 basis points to 300 basis points, compared to its prior range of improvement of 150 basis points to 250 basis points.

•	Same store RevPAR for 2010 in the range of a 3.0% to 5.0% increase versus 2009.

•	Same store Hotel EBITDA margin improvement of 50 basis points to 100 basis points.

Dividend

For the third quarter of 2010, Hersha Hospitality Trust paid dividends of $0.05 per common share and limited partnership unit. The Company also paid a third quarter cash dividend of $0.50 per Series A Preferred Share.

Third Quarter 2010 Earnings Release and Conference Call

The Company will host a conference call to discuss the results at 9:00 AM Eastern time on Friday, November 5, 2010.  The live conference call can be accessed by dialing (888) 287-5563 or (719) 325-2300 for international participants.  A replay of the call will be available from 12:00 noon Eastern time on November 5, 2010, through midnight Eastern time on November 19, 2010. The replay can be accessed by dialing (877) 870-5176 or (858) 384-5517 for international participants.  The passcode for the call and the replay is 3483007.

About Hersha Hospitality

Hersha Hospitality Trust is a self-advised real estate investment trust, which owns interests in 76 hotels, totaling 10,071 rooms, primarily along the Northeast Corridor from Boston to Washington D.C. Hersha also owns hotels in Northern California and Scottsdale, Arizona. Hersha focuses on upscale, mid-scale and extended stay hotels in major metropolitan markets.

Forward Looking Statement

Certain matters within this press release are discussed using forward-looking language as specified in the Private Securities Litigation Reform Act of 1995, and, as such, may involve known and unknown risks, uncertainties and other factors that may cause the actual results or performance to differ from those projected in the forward-looking statement.  These forward-looking statements include statements related to anticipated levels of occupancy, the Company’s ability to capitalize on selective opportunities in the future, use of remaining proceeds of the October 2010 public offering of common shares, execution of definitive documents related to the new $250.0 million credit facility and the Company’s operating expectations for the full 2010 calendar year. For a description of factors that may cause the Company’s actual results or performance to differ from its forward-looking statements, please review the information under the heading “Risk Factors” included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission.

HERSHA HOSPITALITY TRUST
Balance Sheet
(in thousands, except shares and per share data)
	September 30, 2010	December 31, 2009
Assets:
Investment in Hotel Properties, net of Accumulated Depreciation	$1,215,994	$938,954
Investment in Unconsolidated Joint Ventures	35,357	39,182
Development Loans Receivable	40,982	46,094
Cash and Cash Equivalents	18,454	11,404
Escrow Deposits	16,283	16,174
Hotel Accounts Receivable, net of Allowance for Doubtful Accounts of $46 and $34	12,988	7,103
Deferred Financing Costs, net of Accumulated Amortization of $5,425 and $4,262	7,151	8,696
Due from Related Parties	2,924	2,394
Intangible Assets, net of Accumulated Amortization of $994 and $794	7,974	7,542
Other Assets	17,003	12,428
Assets Held for Sale, net of Accumulated Depreciation	21,073	21,073

Total Assets	$1,396,183	$1,111,044

Liabilities and Equity:
Line of Credit	$115,700	$79,200
Mortgages and Notes Payable, net of Unamortized Discount of $1,091 and $49	646,476	645,351
Accounts Payable, Accrued Expenses and Other Liabilities	23,519	16,216
Dividends and Distributions Payable	8,366	4,293
Due to Related Parties	1,075	769
Liabilities Related to Assets Held for Sale	20,846	20,892

Total Liabilities	815,982	766,721

Redeemable Noncontrolling Interests - Common Units	$15,872	$14,733

Equity:
Shareholders' Equity:
Preferred Shares - 8% Series A, $.01 Par Value, 29,000,000 shares authorized, 2,400,000 Shares Issued and Outstanding (Aggregate Liquidation Preference $60,000) at September 30, 2010 and December 31, 2009	24	24
Common Shares - Class A, $.01 Par Value, 300,000,000 and 150,000,000 Shares Authorized at September 30, 2010 and December 31, 2009, 139,830,060 and 57,682,917 Shares Issued and Outstanding at September 30, 2010 and December 31, 2009, respectively	1,398	577
Common Shares - Class B, $.01 Par Value, 1,000,000 Shares Authorized, None Issued and Outstanding	-	-
Accumulated Other Comprehensive Loss	(424)	(160)
Additional Paid-in Capital	759,733	487,481
Distributions in Excess of Net Income	(218,867)	(185,725)
Total Shareholders' Equity	541,864	302,197

Noncontrolling Interests:
Noncontrolling Interests - Common Units	21,873	27,126
Noncontrolling Interests - Consolidated Joint Ventures	592	267
Total Noncontrolling Interests	22,465	27,393

Total Equity	564,329	329,590

Total Liabilities and Equity	$1,396,183	$1,111,044

HERSHA HOSPITALITY TRUST
Summary Results
(in thousands, except shares and per share data)
	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009
Revenues:
Hotel Operating Revenues	$79,601	$59,832	$203,473	$159,512
Interest Income from Development Loans	1,049	1,427	3,599	5,990
Other Revenue	91	104	290	340
Total Revenues	80,741	61,363	207,362	165,842

Operating Expenses:
Hotel Operating Expenses	43,897	33,254	115,462	92,493
Hotel Ground Rent	364	293	1,010	876
Real Estate and Personal Property Taxes and Property Insurance	5,202	3,773	13,874	10,321
General and Administrative	1,967	1,511	6,704	4,361
Stock Based Compensation	1,869	579	4,025	1,500
Acquisition and Terminated Transaction Costs	1,213	32	4,771	76
Loss on Impairment of Assets	-	21,408	-	21,408
Depreciation and Amortization	13,327	10,878	38,065	31,983
Total Operating Expenses	67,839	71,728	183,911	163,018

Operating Income (Loss)	12,902	(10,365)	23,451	2,824

Interest Income	12	49	69	159
Interest Expense	11,040	11,129	33,350	32,170
Other Expense	74	29	256	110
Loss on Debt Extinguishment	-	-	733	-
Income (Loss) before (Loss) Income from Unconsolidated Joint Venture Investments and Discontinued Operations	1,800	(21,474)	(10,819)	(29,297)

Unconsolidated Joint Ventures
Loss from Unconsolidated Joint Venture Investments	(243)	(606)	(1,414)	(2,330)
Gain from Remeasurement of Investment in Unconsolidated Joint Ventures	-	-	4,008	-
(Loss) Income from Unconsolidated Joint Venture Investments	(243)	(606)	2,594	(2,330)

Income (Loss) from Continuing Operations	1,557	(22,080)	(8,225)	(31,627)

Discontinued Operations
Gain on Disposition of Hotel Properties	360	1,868	360	1,868
Loss from Impairment of Assets Held for Sale	-	(17,683)	-	(17,683)
(Loss) Income from Discontinued Operations	(315)	(40)	(1,163)	308
Income (Loss) from Discontinued Operations	45	(15,855)	(803)	(15,507)

Net Income (Loss)	1,602	(37,935)	(9,028)	(47,134)

(Income) Loss Allocated to Noncontrolling Interests	(263)	5,560	302	7,162
Preferred Distributions	(1,200)	(1,200)	(3,600)	(3,600)

Net Income (Loss) Applicable to Common Shareholders	$139	$(33,575)	$(12,326)	$(43,572)

Earnings per Share:
BASIC
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.00	$(0.39)	$(0.09)	$(0.62)
Income (Loss) from Discontinued Operations	0.00	(0.26)	(0.01)	(0.27)

Net Income (Loss) Applicable to Common Shareholders	$0.00	$(0.65)	$(0.10)	$(0.89)

DILUTED
Income (Loss) from Continuing Operations Applicable to Common Shareholders	$0.00	$(0.39)	$(0.09)	$(0.62)
Income (Loss) from Discontinued Operations	0.00	(0.26)	(0.01)	(0.27)

Net Income (Loss) Applicable to Common Shareholders	$0.00	$(0.65)	$(0.10)	$(0.89)

Weighted Average Common Shares Outstanding:
Basic	138,636,206	51,878,482	125,193,554	49,187,465
Diluted	142,066,649	51,878,482	125,193,554	49,187,465

Non-GAAP Measures

FFO and AFFO

The National Association of Real Estate Investment Trusts (“NAREIT”) developed Funds from Operations (“FFO”) as a non-GAAP financial measure of performance of an equity REIT in order to recognize that income-producing real estate historically has not depreciated on the basis determined under GAAP.  We calculate FFO applicable to common shares and Partnership units in accordance with the April 2002 National Policy Bulletin of NAREIT, which we refer to as the White Paper.   The White Paper defines FFO as net income (loss) (computed in accordance with GAAP) excluding extraordinary items as defined under GAAP and gains or losses from sales of previously depreciated assets, plus certain non-cash items, such as depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.  Our interpretation of the NAREIT definition is that noncontrolling interest in net income (loss) should be added back to (deducted from) net income (loss) as part of reconciling net income (loss) to FFO. Our FFO computation may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the NAREIT definition, or that interpret the NAREIT definition differently than we do.

The GAAP measure that we believe to be most directly comparable to FFO, net income (loss) applicable to common shares, includes depreciation and amortization expenses, gains or losses on property sales and noncontrolling interest.  In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from our property operations.

Hersha also presents Adjusted Funds from Operations (AFFO), which reflects FFO in accordance with the NAREIT definition further adjusted by:

•	adding back write-offs of deferred financing costs on debt extinguishment, both for consolidated and unconsolidated properties;
•	adding back amortization of deferred financing costs;
•	making adjustments for the amortization of original issue discount/premium;
•	adding back non-cash stock expense;
•	adding back non-cash impairment expenses;
•	adding back acquisition and terminated transaction expenses;
•	adding back FFO attributed to our partners in consolidated joint ventures; and
•	making adjustments to ground lease payments, which are required by GAAP to be amortized on a straight-line basis over the term of the lease, to reflect the actual lease payment.

FFO and AFFO do not represent cash flows from operating activities in accordance with GAAP and should not be considered an alternative to net income as an indication of the Company’s performance or to cash flow as a measure of liquidity or ability to make distributions. We consider FFO and AFFO to be meaningful, additional measures of our operating performance because they exclude the effects of the assumption that the value of real estate assets diminishes predictably over time, and because they are widely used by industry analysts as performance measures. We show both FFO from consolidated hotel operations and FFO from unconsolidated joint ventures because we believe it is meaningful for the investor to understand the relative contributions from our consolidated and unconsolidated hotels. The display of both FFO from consolidated hotels and FFO from unconsolidated joint ventures allows for a detailed analysis of the operating performance of our hotel portfolio by management and investors.  We present FFO and AFFO applicable to common shares and Partnership units because our Partnership units are redeemable for common shares.  We believe it is meaningful for the investor to understand FFO and AFFO applicable to all common shares and Partnership units.

The following table reconciles FFO and AFFO for the periods presented to the most directly comparable GAAP measure, net income (loss) applicable to common shares, for the same periods:

HERSHA HOSPITALITY TRUST
Funds from Operations (FFO) and Adjusted Funds from Operations (AFFO)
(in thousands, except shares and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Net income (loss) applicable to common shares	$139	$(33,575)	$(12,326)	$(43,572)
Income (loss) allocated to noncontrolling interest	263	(5,560)	(302)	(7,162)
Loss (income) from unconsolidated joint ventures	243	606	(2,594)	2,330
Gain on disposition of hotel properties	(360)	(1,868)	(360)	(1,868)
Depreciation and amortization	13,327	10,878	38,065	31,983
Depreciation and amortization from discontinued operations	-	185	87	1,268
FFO allocated to noncontrolling interests in consolidated joint ventures	(380)	(23)	(380)	(98)
Funds from consolidated hotel operations applicable to common shares and Partnership units	13,232	(29,357)	22,190	(17,119)

(Loss) income from unconsolidated joint venture investments	(243)	(606)	2,594	(2,330)
Less:
Gain from remeasurement of investment in unconsolidated joint ventures	-	-	(4,008)	-
Add:
Depreciation and amortization of purchase price in excess of historical cost	508	519	1,525	1,565
Interest in depreciation and amortization of unconsolidated joint ventures	1,808	1,958	3,189	3,683
Funds from unconsolidated joint venture operations applicable to common shares and Partnership units	2,073	1,871	3,300	2,918

Funds from Operations applicable to common shares and Partnership units	15,305	(27,486)	25,490	(14,201)

Add:
FFO allocated to noncontrolling interests in consolidated joint ventures	380	23	380	98
Impairment of development loan receivable	-	21,955	-	21,955
Loss from impairment of assets held for sale	-	18,436	-	18,436
Acquisition and terminated transaction costs	1,213	32	4,771	76
Amortization of deferred financing costs	559	486	1,635	1,553
Deferred financing costs written off in debt extinguishment	-	-	733	-
Allocation of non cash interest expense of unconsolidated joint venture	1,300	-	1,300	-
Amortization of discounts and premiums	55	3	162	9
Non cash stock compensation expense	1,869	579	4,025	1,500
Straight-line amortization of ground lease expense	66	69	197	207

Adjusted Funds from Operations	$20,747	$14,097	$38,693	$29,633

AFFO per Diluted Weighted Average Common Shares and Units Outstanding	$0.14	$0.23	$0.28	$0.51

Diluted Weighted Average Common Shares and Units Outstanding	150,309,158	60,583,677	136,907,952	57,919,913

Adjusted EBITDA

Adjusted Earnings Before Interest, Taxes, and Depreciation and Amortization (EBITDA) is a non-GAAP financial measure within the meaning of the Securities and Exchange Commission rules. Our interpretation of Adjusted EBITDA is that EBITDA derived from our investment in unconsolidated joint ventures should be added back to net income (loss) as part of reconciling net income (loss) to Adjusted EBITDA. Our Adjusted EBITDA computation may not be comparable to EBITDA or Adjusted EBITDA reported by other companies that interpret the definition of EBITDA differently than we do. Management believes Adjusted EBITDA to be a meaningful measure of a REIT's performance because it is widely followed by industry analysts, lenders and investors and that it should be considered along with, but not as an alternative to, net income, cash flow, FFO and AFFO, as a measure of the company's operating performance.

HERSHA HOSPITALITY TRUST
Adjusted EBITDA
(in thousands)
	Three Months Ended		Nine Months Ended
	September 30, 2010	September 30, 2009	September 30, 2010	September 30, 2009

Net income (loss) applicable to common shares	$139	$(33,575)	$(12,326)	$(43,572)
Less:
Loss (income) from unconsolidated joint ventures	243	606	(2,594)	2,330
Gain on disposition of hotel properties	(360)	(1,868)	(360)	(1,868)
Interest income	(12)	(49)	(69)	(159)
Add:
Income (loss) allocated to noncontrolling interest	263	(5,560)	(302)	(7,162)
Impairment of development loan receivable	-	21,955	-	21,955
Loss from impairment of assets held for sale	-	18,436	-	18,436
Distributions to Series A Preferred Shareholders	1,200	1,200	3,600	3,600
Interest expense from continuing operations	11,040	11,129	33,350	32,170
Interest expense from discontinued operations	391	283	1,163	1,050
Deferred financing costs written off in debt extinguishment	-	-	733	-
Depreciation and amortization from continuing operations	13,327	10,878	38,065	31,983
Depreciation and amortization from discontinued operations	-	185	87	1,268
Acquisition and terminated transaction costs	1,213	32	4,771	76
Non-cash stock compensation expense	1,869	579	4,025	1,500
Straight-line amortization of ground lease expense	66	69	197	207

Adjusted EBITDA from consolidated hotel operations	29,379	24,300	70,340	61,814

(Loss) income from unconsolidated joint venture investments	(243)	(606)	(1,414)	(2,330)
Gain on remeasurement of investment in unconsolidated joint venture	-	-	4,008	-
(Loss) income from unconsolidated joint venture investments	(243)	(606)	2,594	(2,330)
Add:
Gain on remeasurement of investment in unconsolidated joint ventures	-	-	(4,008)	-
Allocation of non cash interest expense of unconsolidated joint venture	1,300	-	1,300	-
Depreciation and amortization of purchase price in excess of historical cost	508	519	1,525	1,565
Adjustment for interest in interest expense, depreciation and amortization of unconsolidated joint ventures	4,549	5,168	11,539	13,231

Adjusted EBITDA from unconsolidated joint venture operations	6,114	5,081	12,950	12,466

Adjusted EBITDA	$35,493	$29,381	$83,290	$74,280

Hotel EBITDA

Hotel EBITDA is a commonly used measure of performance in the hotel industry for a specific hotel or group of hotels. We believe Hotel EBITDA provides a more complete understanding of the operating results of the individual hotel or group of hotels. We calculate Hotel EBITDA by utilizing the total revenues generated from hotel operations less all operating expenses, property taxes, insurance and management fees, which calculation excludes Company expenses not specific to a hotel, such as corporate overhead. Because Hotel EBITDA is specific to individual hotels or groups of hotels and not to the Company as a whole, it is not directly comparable to any GAAP measure and should not be relied on as a measure of performance for our portfolio of hotels taken as a whole.

Supplemental Schedules

The Company has published supplemental earnings schedules in order to provide additional disclosure and financial information for the benefit of the Company’s stakeholders.  These can be found in the Investor Relations section and the “SEC Filings and Presentations” page of the Company’s web site, www.hersha.com.

Contact:
Ashish Parikh, CFO
Ph: (215) 238-1046